Exhibit 99.1
Ellington Financial Announces Estimated Book Value Per Common Share as of April 30, 2021
OLD GREENWICH, Conn., May 17, 2021—Ellington Financial Inc. (NYSE: EFC) (the "Company") today announced its estimated book value per common share of $18.21 as of April 30, 2021. This estimate includes the effect of the previously announced monthly dividend of $0.14 per common share, payable on May 25, 2021 to holders of record on April 30, 2021, with an ex-dividend date of April 29, 2021.
Cautionary Statements
Estimated book value per common share is subject to change upon completion of the Company's month-end and quarter-end valuation procedures relating to its investment positions, and any such change could be material. There can be no assurance that the Company's estimated book value per common share as of April 30, 2021 is indicative of what the Company's results are likely to be for the three-month period or six-month period ending June 30, 2021 or in future periods, and the Company undertakes no obligation to update or revise its estimated book value per common share prior to issuance of financial statements for such periods.
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's book value per common share. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's investments, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 16, 2021, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.